Target Plan as of Aug 18, 2014* 3 Merrimack Mesa Aug 2014 (Actual)** 165 kg @23 days, mm/boule 1,492 1,438 mm/day 65 63 242 kg @32 days, mm/boule 423 546 mm/day 13 17 Oct 2014 (Target) 165 kg @20-21 days, mm/boule 2,000 mm/day 95-100 Sep 2015 (Target) 242 or 262 kg @27 days, mm/boule 3,300 mm/day 122 *As provided in bankruptcy court document #714-2 **Based on less than 20 boules from Mesa and less than 30 boules from Merrimack ©2015 GTAT Corp. All rights reserved.

GTAT ASF® Throughput Analysis



180
160
140
120
100
80
60
40
20
-
mm per day
As of Oct 2014
As of Oct 2014
Current (Est)
End of 2015 (Est)
End of 2015 (Est)
End of 2016 (Est)
262 165 115 115 165 195
31 23 18 18 23 25
Boule Size (kg)
Cycle Time (days)
Theoretical Spec mm/day
Realistic Spec mm/day
Spec B mm/day
Spec A mm/day
Target Spec Oct '14 mm/day
Target Spec Oct '15 mm/day

Assumptions/Notes:

- Current and future brick yields are estimates and based on prior defect rates
- No bricking or brick level inspection capabilities after Oct 2014
- All recent yield assumptions based on boule level inspection
- One lost boule per year
- Theoretical Spec is 100% of useable material between top and bottom gas
- Realistic Spec is without LD limitations
- Spec A reflects a tight bubble spec
- Spec B reflects a looser bubble spec
- Target Specs reflect a looser bubble spec

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©2015 GTAT Corp. All rights reserved.

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